Exhibit 10.1.3

IKANOS COMMUNICATIONS, INC.

2014 STOCK INCENTIVE PLAN

NOTICE OF GRANT OF STOCK APPRECIATION RIGHT (SAR)

The terms defined in the 2014 Stock Incentive Plan (the “Plan”) will have the same defined meanings in this Notice of Grant. Where no definition exists in the Plan, new definitions will be noted in this document.

Name:	%%FIRST_NAME%-% %%LAST_NAME%-%

You have been granted Stock Appreciation Rights, subject to the terms and conditions of the Plan and this Stock Appreciation Right Agreement as follows:

Grant Number:	%%OPTION_NUMBER%-%
Date of Grant:	%%OPTION_DATE%-%
Vesting Commencement Date:	%%VEST_BASE_DATE%-%
Exercise Price per Share:	%%OPTION_PRICE%-%
Number of Shares Granted:	%%TOTAL_SHARES_GRANTED%-%
Total Exercise Price:	%%TOTAL_OPTION_PRICE%-%
Type of Option:	Cash-Settled SAR
Term/Expiration Date:	5 years from Grant Date
Terms and Conditions:	%%COUNTRY%-%

Vesting Schedule:

25% of the SARs shall vest on the one-year anniversary of the Vesting Commencement Date listed above, and 6.25% of the SARs shall vest on each subsequent three (3)-month anniversary of the Vesting Commencement Date thereafter, a total term of five (5) years, and which SARs shall in all respects be subject to the terms and provisions of the Plan previously adopted by the Board of Directors, subject to Participant continuing to be a Service Provider through each such date, such that all SARs shall have completely vested on the four-year anniversary of the Vesting Commencement Date, unless that date falls on a non-business date, in which case the next business date shall apply.

SARs are exercisable for one year after vesting. For example, SARs that vest on January 15th would be exercisable through and including January 15th the following year. In addition, exercise dates are limited to the last Friday of each fiscal quarter. The Fair Market Value of a Share on the date of exercise will equal the average of the closing price of the last five trading days of the fiscal quarter. The SARs will be settled for cash, less applicable taxes. The cash settlement will be included in the next payroll as administratively practicable.

By your electronic acceptance, you agree that this Award is granted under and governed by the terms and conditions of the Plan and the Terms and Conditions of the Stock Appreciation Right Agreement (the “Agreement”), attached hereto as SAR Agreement for Employees in China, both of which are made a part of this document.

You acknowledge receipt of a copy of the Plan and this Agreement. The Plan is available on the Company’s website on the Stock Administration Page at:

https://ikannet.ikanos.com/finance/Employee%20Related%20Services/Pages/StockAdministration.aspx or by request from the Company’s Stock Administration Department. The Company’s current and periodic filings with the U.S. Securities and Exchange Commission are available on the Company’s website, under the SEC Filings web link located at: http://www.ikanos.com/investor/investor-overview/, or by request from the Company’s Stock Administration Department. You hereby agree that the Plan, this Agreement, and all other documents referenced herein have been made available to you on the Company’s website and are deemed to be delivered to you.

PARTICIPANT:

Signature

Date

APPENDIX A

TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHT (SAR)

1. Grant of SAR. The Company hereby grants to the Participant a Stock Appreciate Right (SAR) to receive a cash settlement of the appreciation of Ikanos Common Stock between the fair market value of the exercise price and the date of grant less applicable taxes, subject to all of the terms and conditions in this Agreement and the Plan.

2. Vesting Schedule. Subject to Section 3, the SAR awarded by this Agreement will vest in the Participant according to the vesting schedule set forth on the attached Notice of Grant of Stock Appreciate Right (SAR), subject to the Participant continuing to be a Service Provider through each applicable vesting date.

3. Termination of SAR. Notwithstanding any contrary provision of this Agreement, if the Participant ceases to be a Service Provider for any or no reason, the then-unvested portion of the SAR awarded by this Agreement will terminate and the Participant will have no further rights thereunder. The Participant (or, if applicable, the Participant’s personal representative, designated beneficiary, estate or the person(s) to whom the SAR is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution) shall have the period set forth in Notice of Grant of SAR to exercise the SAR to the extent vested as of the date Participant ceases to be a Service Provider. This SAR may be exercised only within the term set out in the Notice of Grant of SAR or the Plan, and may be exercised during such term only in accordance with the Plan and the terms of this Agreement.

4. Exercise of SAR.

Right to Exercise. This SAR is exercisable during its term in accordance with the Vesting Schedule set forth in the Notice of Grant of SAR and the applicable provisions of the Plan and this Agreement.

Method of Exercise. This SAR is exercisable by delivery of an exercise notice, in the form attached as Exhibit A (the “Exercise Notice”) or in such other form and manner as determined by the Administrator, which will state the election to exercise the SAR, the number of units in respect of which the SAR is being exercised (the “Exercised Units”), and such other representations and agreements as may be required by the Company pursuant to the provisions of the Plan. The Exercise Notice will be completed by Participant and delivered to the Company. This SAR will be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by such aggregate Exercise Price.

5. Method of Payment. Consideration received by the Company under a formal cashless exercise program adopted by the Company in connection with the Plan;

6. Tax Obligations. Cash will be taxed as ordinary income and will be added to payroll.

7. Withholding Taxes. Participant agrees to make appropriate arrangements with the Company (or the Parent or Subsidiary employing or retaining Participant) for the satisfaction of all Federal, state, and local income and employment tax withholding requirements applicable to the SAR exercise.

8. No Effect on Service. Participant acknowledges and agrees that the vesting of the SAR pursuant to Section 3 hereof is earned only by Participant continuing to be a Service Provider through the applicable vesting dates (and not through the act of being hired or acquiring Shares hereunder). Participant further acknowledges and agrees that this Agreement, the transactions contemplated hereunder and the vesting schedule set forth herein do not constitute an express or implied promise of Participant’s continuation as a Service Provider for the vesting period, for any period, or at all, and will not interfere with the Participant’s right or the right of the Company to terminate Participant’s status as a Service Provider at any time, with or without cause.

9. Address for Notices. Any notice to be given to the Company under the terms of this Agreement will be addressed to the Company, in care of its Stock Plan Administrator at Ikanos Communications, Inc., 47669 Fremont Blvd., Fremont, CA. 94538, or at such other address as the Company may hereafter designate in writing.

10. Grant is Not Transferable. Except to the limited extent permitted in the event of the Participant’s death, this grant and the rights and privileges conferred hereby will not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and will not be subject to sale under execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this grant, or any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment or similar process, this grant and the rights and privileges conferred hereby immediately will become null and void.

11. Binding Agreement. Subject to the limitation on the transferability of this grant contained herein, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

13. Plan Governs. This Agreement is subject to all terms and provisions of the Plan. In the event of a conflict between one or more provisions of this Agreement and one or more provisions of the Plan, the provisions of the Plan will govern.

14. Administrator Authority. The Administrator will have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not and to what extent the SAR has vested). All actions taken and all interpretations and determinations made by the Administrator in good faith will be final and binding upon Participant, the Company and all other interested persons. No member of the Administrator will be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Agreement.

15. Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

16. Agreement Severable. In the event that any provision in this Agreement will be held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Agreement.

17. Modifications to the Agreement. This Agreement constitutes the entire understanding of the parties on the subjects covered. Participant expressly warrants that he or she is not accepting this Agreement in reliance on any promises, representations, or inducements other than those contained herein. Modifications to this Agreement or the Plan can be made only in an express written contract executed by a duly authorized officer of the Company.

18. Governing Law. This Agreement shall be governed by the laws of the State of California, without giving effect to the conflict of law principles thereof. For purposes of litigating any dispute that arises under this SAR or this Agreement, the parties hereby submit to and consent to the jurisdiction of the State of California, and agree that such litigation shall be conducted in the courts of Santa Clara County, California, or the federal courts for the United States for the Northern District of California, and no other courts, where this Award is made and/or to be performed.

EXHIBIT A

IKANOS COMMUNICATIONS, INC.

2014 STOCK INCENTIVE PLAN

EXERCISE NOTICE OF STOCK APPRECIATION RIGHT

Ikanos Communications, Inc.

47669 Fremont Blvd.

Fremont, CA 94538

Attention: Stock Administrator

Either fax 510-438-5334 or scan and email to stockadmin@ikanos.com

I. Exercise of SAR. Effective as of today,             , the undersigned (“Participant”) hereby elects to tender              units (the “Units”) of the SAR of Ikanos Communications, Inc. (the “Company”) under and pursuant to the 2014 Stock Incentive Plan (the “Plan”) and the Agreement dated             (the “Agreement”).

II. Representations of Participant. Participant acknowledges that Participant has received, read and understood the Plan and the Agreement and agrees to abide by and be bound by their terms and conditions.

III. Tax Consultation. Participant understands that cash received by the tender of the SAR will be taxed as ordinary income. Participant represents that Participant has consulted with any tax consultants Participant deems advisable in connection with the tender of the SARs and that Participant is not relying on the Company for any tax advice.

IV. Entire Agreement; Governing Law. The Plan and Agreement are incorporated herein by reference. This Exercise Notice, the Plan, and the Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof, and may not be modified adversely to the Participant’s interest except by means of a writing signed by the Company and Participant. This Agreement is governed by the internal substantive laws, but not the choice of law rules, of California.

Submitted by:	Accepted by:

PARTICIPANT:	IKANOS COMMUNICATIONS, INC.

Signature	By

Print Name	Its

Address:	Date Received: